UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

Swarmer, Inc

(Exact name of registrant as specified in its charter)

Delaware	001-43192	93-1378503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4515 Seton Center Pkwy #330, Austin, TX 78759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 305-3513

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SWMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2026, the Board of Directors (the “Board”) of Swarmer, Inc (the “Company”) approved a realignment of the Company’s senior management team and a reallocation of the duties and responsibilities among certain of its executives, each effective immediately. In connection with the realignment, Mr. Alexander Fink, the Company’s current U.S. Chief Executive Officer and President, will assume additional responsibilities, and will become the Company’s “principal executive officer”. Mr. Fink will report directly to the Board. His compensation will remain unchanged in connection with this leadership transition.

Alexander Fink, 41, has served as our Chief Executive Officer (U.S.) since September 2025 and as President and a member of our Board since May 2023. He previously served as our Chief Executive Officer from May 2023 until January 2024, as our Secretary from May 2023 until September 2025 and as our Chief Financial Officer and Treasurer from May 2023 until January 2026. He currently serves as a member of the board of directors of Open Press Wire Inc, a non-profit organization dedicated to free and open news content, a position he has held since its founding in November 2024. Previously, Mr. Fink founded and served as Chief Executive Officer of Otherweb, Inc., a software and AI private company focused on aggregating, analyzing, and distributing content at scale from September 2021 until April 2025. In addition, Mr. Fink founded and served as Chief Executive Officer of Panopteo LLC, a private consulting company specializing in military camera, drones, and similar system and software projects from November 2015 until June 2022. Previously, Mr. Fink managed engineering teams in several companies, including Zoran Corporation (Nasdaq: ZRAN); served as Vice President of Engineering at Videostitch, Inc., also known as Orah, a private company focused on camera and virtual reality product manufacturing; and led the marketing team at Ambarella Inc. (Nasdaq: AMBA), a semiconductor design company. Mr. Fink received his B.A. in Computer Sciences from the Technion — Israel Institute of Technology in 2006 and his M.B.A. with a focus in Marketing from the University of Massachusetts Amherst’s Isenberg School of Business in 2018. Mr. Fink is a citizen of Israel and a permanent resident of the U.S.

Item 8.01. Other Events.

On July 24, 2026, in connection with the management realignment, the Board approved additional changes to the Company’s senior management team.

On the same date, the Company issued a press release announcing the changes in leadership. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Swarmer, Inc

Date: July 24, 2026	By:	/s/ Alexander Fink
	Name:	Alexander Fink
	Title:	Chief Executive Officer (U.S.) and President